Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

      In connection with this quarterly report on Form 10-Q of MeriStar Hospitality Operating Partnership, L.P. (the “Issuer”) for the three months ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald D. Olinger, Chief Financial Officer of the Issuer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 10, 2004

By:	/s/ DONALD D. OLINGER

Donald D. Olinger
Executive Vice President and Chief Financial Officer
MeriStar Hospitality Operating Partnership, L.P.
MeriStar Hospitality Finance Corp.
MeriStar Hospitality Finance Corp. II
MeriStar Hospitality Finance Corp. III